Exhibit 5


                                             May 14, 1996



Illinois Central Railroad Company
455 North Cityfront Plaza Drive
Chicago, Illinois  60611-5504

Dear Sirs:

               We have acted as counsel for Illinois Central Railroad Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of debt securities (the "Securities") of the Company. The Securities are to be issued pursuant to the proposed
Indenture to be dated as of May   , 1996 (the "Senior Indenture"), between the
Company and The Chase Manhattan Bank, N.A., as trustee, or the proposed
Indenture to be dated as of May   , 1996 (the "Subordinated Indenture")
between the Company and The Chase Manhattan Bank, N.A., as trustee.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion.

               Based upon the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) duly authorized officers of the Company have taken all necessary action to approve the forms and terms of the Securities, (iii) the proposed Senior Indenture and the proposed Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by duly authorized officers of the Company and the Trustee, and (iv) the Securities are executed and authenticated in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Securities will be validly issued and binding obligations of the Company.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.


               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon or furnished to any other person without our prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                             Very truly yours,

                                             /s/ Davis Polk & Wardwell